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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   MARCH 12, 1999
                                                 --------------------


                            BISCAYNE APPAREL, INC.
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             (Exact name of registrant as specified in its charter)



 FLORIDA                                1-9635                65-0200397
 -------                                ------                ----------
(State or other jurisdiction         (Commission           (I.R.S. Employer
 of incorporation)                   File Number)          Identification No.)



                               1373 BROAD STREET
                               CLIFTON, NJ 07013
                               -----------------
               (Address of principal executive offices)(Zip Code)



                                 (973) 473-3240
                                 --------------
              Registrant's telephone number, including area code:



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         (Former Name or Former Address, if Changed Since Last Report)
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                           CURRENT REPORT ON FORM 8-K

                             BISCAYNE APPAREL, INC.

                                 MARCH 12, 1999


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Biscayne Apparel, Inc. (the "Registrant") announced that on March 4, 1999 the United States Bankruptcy Court for the Southern District of New York entered an order (the "Bankruptcy Court Order") approving the Asset Purchase Agreement (the "Asset Purchase Agreement") dated February 5, 1999 by and among the Registrant's subsidiaries, M&L International, Inc. ("M&L"), M&L International (H.K.) Limited (together with M&L, the "Sellers"), M&L International Group, LLC, M&L Hong Kong, Ltd. and Amerex (USA) Inc. (collectively, the "Buyer"). The Bankruptcy Court Order authorized M&L to sell a substantial portion of its assets and operations (the "Assets") free and clear of all liens, claims and encumbrances and authorized the assumption and assignment of certain contracts.

As a result of the Bankruptcy Court Order, on March 5, 1999 the Sellers consummated the sale of the Assets to the Buyer pursuant to the terms of the Asset Purchase Agreement for a purchase price (the "Purchase Price") of $2,634,020, which was paid in cash. The Purchase Price is subject to adjustments to be made within sixty (60) days of the closing date. The proceeds from the Purchase Price were disbursed as follows: (a) approximately $98,374 was paid to certain creditors of Sellers to cure default amounts, (b) $200,000 was deposited with an escrow agent pending Purchase Price adjustments, and (c) approximately $2,335,645 was paid to the agent for the secured bank lenders to pay certain loans due under the Registrant's Loan Agreement with such lenders. The Purchase Price was based on a certain agreed upon value for the Sellers' inventory and operating costs and expenses incurred by Sellers from January 1, 1999 through the Closing Date, less certain interim gross profit earned by the Sellers from January 1, 1999 through the Closing Date.

The Assets include all of Sellers' equipment, inventory, rights to real property leased, certain intangible assets including trademarks and goodwill, and rights under contracts used in connection with the operation of Sellers' business. The Sellers' retained all accounts receivable generated by their business prior to closing date. In conjunction with the closing, the parties entered into Amendment No. 2 to the Asset Purchase Agreement, which provides terms and conditions for Buyer to act as Sellers' agent to collect Sellers' accounts receivable for a period of four months following the closing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable

         (c)      Exhibits


Description

         10.1 Asset Purchase Agreement, dated February 5, 1999, by and among M&L International, Inc. and M&L International (H.K.) Limited, as Sellers and M&L International Group, LLC, M&L Hong Kong, Ltd. and Amerex (USA) Inc., as Buyer. (1)

         10.2 Amendment to Asset Purchase Agreement and Interim Agreement by and among M&L International, Inc. and M&L International (H.K.) Limited and M&L International Group, LLC, M&L Hong Kong, Ltd. and Amerex (USA) Inc.

         10.3 Amendment No. 2 to Asset Purchase Agreement by and among M&L International, Inc. and M&L International (H.K.) Limited and M&L International Group, LLC, M&L Hong Kong, Ltd. and Amerex (USA) Inc.



--------------------

(1)Incorporated herein by reference. Filed with the Securities and Exchange Commission on February 12, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BISCAYNE APPAREL, INC.


Date:  March 12, 1998
                              By:    /s/ Peter Vandenberg
                                 ----------------------------------------------
                                  Peter Vandenberg, Jr.
                                  President, Chief Operating Officer, Treasurer and Chief Financial Officer



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                                 EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------

10.1 Asset Purchase Agreement, dated February 5, 1999, by and among M&L International, Inc. and M&L International (H.K.)
                  Limited, as Sellers and M&L International Group, LLC, M&L
                  Hong Kong, Ltd. and Amerex (USA) Inc., as Buyer. (1)

10.2 Amendment to Asset Purchase Agreement and Interim Agreement by and among M&L International, Inc. and M&L International
                  (H.K.) Limited and M&L International Group, LLC, M&L Hong
                  Kong, Ltd. and Amerex (USA) Inc.

10.3              Amendment No. 2 to Asset Purchase Agreement by and among M&L
                  International, Inc. and M&L International (H.K.) Limited and
                  M&L International Group, LLC, M&L Hong Kong, Ltd. and Amerex
                  (USA) Inc.

--------------------
(1)Incorporated herein by reference. Filed with the Securities and Exchange Commission on February 12, 1999.



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